EXHIBIT 21

                             LIST OF SUBSIDIARIES


SUBSIDIARY                                            STATE OF INCORPORATION
Subsidiary of BPC Holding
   Berry Plastics Corporation                 Delaware

SUBSIDIARIES OF BERRY PLASTICS CORPORATION
   Berry Iowa Corporation                     Delaware
   Berry Sterling Corporation                 Delaware
   Berry Tri-Plas Corporation                 Delaware
   AeroCon, Inc.                              Delaware
   PackerWare Corporation                       Kansas
   Berry Design Corporation                   Delaware
   Venture Packaging, Inc.                    Delaware
   Venture Packaging Midwest, Inc.                Ohio
   Venture Packaging Southeast, Inc.   South  Carolina